Sands Capital Management, LLC

Code of Ethics

April 12, 2007

Sands Capital Management Code of Ethics

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Code of Ethics

This Code of Ethics (“Code”) is adopted by Sands Capital Management, LLC (“Sands Capital”) pursuant to Section 204A of the Investment Advisers Act of 1940 and Rule 204A-1 thereunder, and Section 17(j) of the Investment Company Act of 1940 and Rule 17j-1 thereunder, (1) to set forth standards of conduct (including compliance with the federal securities laws); (2) to require reporting of personal securities transactions, including transactions in mutual funds managed by Sands Capital; and (3) to require prompt reporting of violations of this Code.

This Code is applicable to every supervised person (as defined below) of Sands Capital, and extends to activities both within and outside of their duties at Sands Capital.  Every supervised person is required to read this Code carefully, to sign and return the accompanying acknowledgement, and to retain a copy of this Code in a readily accessible place for reference.

Any questions regarding this Code should be directed to the Chief Compliance Officer or member of the Compliance Team.

1.	DEFINITIONS

“Access person” means (i) any supervised person who has access to nonpublic information regarding any client’s purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any Reportable Fund, or who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic; and (ii) any advisory person.  For this purpose, all officers are presumed to be access persons.

“Advisers Act” means the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder by the U.S. Securities and Exchange Commission.

“Advisory person” means (i) any employee who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of covered securities by a Reportable Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to Sands Capital who obtains information concerning recommendations made to a Reportable Fund with regard to the purchase or sale of covered securities by the Reportable Fund.

“Automatic investment plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.  An automatic investment plan includes a dividend reinvestment plan.

“Beneficial ownership” is interpreted in a manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person has beneficial ownership of a security for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.  (See Attachment A for more information about beneficial ownership.)

“Chief Compliance Officer” means the individual (or his or her designee) designated by Sands Capital as having the authority and responsibilities set forth in this Code; provided, however, that if that individual proposes to engage in any conduct or transaction requiring approval or other action by the Chief Compliance Officer, the approval shall be granted or other action shall be taken by such other individual as Sands Capital shall designate.

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“Control” has the meaning set forth in Section 2(a)(9) of the Investment Company Act.  Section 2(a)(9) provides that “control” means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with the company. Ownership of more than 25% of a company’s outstanding voting securities is presumed to give the holder control over the company.  The facts and circumstances of a given situation may counter this presumption.

“Covered security” means a security as defined in Section 202(a)(18) of the Advisers Act or Section 2(a)(36) of the Investment Company Act.  “Covered Security” includes notes, bonds, stocks, convertible securities, preferred stock, options on securities, futures on broad-based market indices, exchange-traded Funds (ETFs), warrants and rights, and shares of closed-end Funds and Reportable Funds.  “Covered Security” does not include direct obligations of  the Government of the United States, bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and shares issued by money market and other open-end (mutual) Funds.

“Federal securities laws” means the Securities Act of 1933, the Sarbanes-Oxley Act of 2002, the Investment Company Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, and any rules adopted by the U.S. Securities and Exchange Commission under any of those statutes, the Bank Secrecy Act as it applies to registered investment advisers and investment companies, and any rules adopted thereunder by the U.S. Securities and Exchange Commission or the Department of the Treasury.

“Fund” means an investment company registered under the Investment Company Act.

“Initial public offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 and 15(d) of the Securities Exchange Act of 1934.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder by the U.S. Securities and Exchange Commission.
“Limited offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 under the Securities Act of 1933.

“Public company” means any company subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

“Purchase or sale of a security” includes, among other things, the writing of an option to purchase or sell a security.

“Reportable Fund” means any Fund, or separate investment portfolio of such Fund, for which Sands Capital serves as an investment adviser as defined in Section 2(a)(20) of the Investment Company Act. A list of Reportable Funds can be obtained from the Compliance Team.

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“Supervised person” means any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of Sands Capital, or other person who provides investment advice on behalf of Sands Capital and is subject to the supervision and control of Sands Capital.

ALL SCM STAFF MEMBERS ARE CONSIDERED SUPERVISED PERSONS

2.	STATEMENT OF GENERAL PRINCIPLES
Sands Capital and its supervised persons owe fiduciary duties to clients.  Accordingly, supervised persons must avoid activities, interests and relationships that might interfere, or appear to interfere, with making decisions in the best interests of clients.  Supervised persons must, at all times, observe the following general fiduciary principles:

(i)	In the course of fulfilling your duties and responsibilities to clients, you must place the interests of clients first;

(ii)
You must conduct all of your personal securities transactions in full compliance with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of your position of trust and responsibility; and

(iii)	You must not take inappropriate advantage of your position.

Supervised persons are required to comply with applicable federal securities laws and must, at a minimum, adhere to these general principles as well as comply with the specific provisions of this Code.  It bears emphasis that technical compliance with this Code will not automatically insulate from scrutiny personal trading or other activities that reflect a pattern of abuse of an individual’s fiduciary duty owed to clients.

3.	DUTY OF CONFIDENTIALITY

Supervised persons have the highest fiduciary obligation not to reveal confidential information to any person that does not have a clear and compelling need to know such information.  They must keep confidential at all times any nonpublic information they may obtain in the course of their duties at Sands Capital, including but not limited to:

(i)	information on clients, including recent or impending securities transactions by or on behalf of clients;

(ii)	information on Sands Capital’s personnel, including their pay, benefits, position level and performance ratings; and

(iii)	information on Sands Capital’s business, including proprietary investment strategies, technologies and business activities.

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4.	PROHIBITED TRANSACTIONS AND CONDUCT

Fraudulent Purchases or Sales

Supervised persons may not, directly or indirectly, in connection with the purchase or sale of a security held or to be acquired by any client:

(i)	employ any device, scheme or artifice to defraud the client;

(ii)
make to the client any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(iii)	engage in any act, practice or course of business which would operate as a fraud or deceit upon the client; or

(iv)	engage in any manipulative practice with respect to the client.

Initial Public Offerings and Limited Offerings

Supervised persons may not, directly or indirectly, acquire ownership of any security in an initial public offering or a limited offering without first obtaining written approval of the Chief Compliance Officer or Chief Investment Officer. In the event approval is granted the Chief Compliance Officer or the Chief Investment Officer will document reasons for the approval.  (See Attachment B for a copy of the Pre-Clearance Request Form.)

Options and Short Sales

Sands Capital expressly forbids the purchase or sale of options.  Supervised persons of Sands Capital may never sell securities “short”.

Blackout Periods

Supervised persons of Sands Capital are restricted in trading any security involved in an “investment action” for a specified “blackout period”.   An “investment action” is a decision to add (or eliminate) a security to (or from), or increase (or reduce) the weighting of a security in, the Sands Capital Large Capitalization Growth Model Portfolio or the Healthcare Model Portfolio.  Supervised persons may not, directly or indirectly, purchase or sell any security involved in an investment action during the following blackout period:

(i)            10 calendar days before the beginning of the investment action;

(ii)           during the investment action; and

(iii)	7 calendar days after the completion of the investment action (for this purpose, an investment action is completed on the date notification of such action is sent to advisory clients).

A spreadsheet with all current investment action information is available at: O:\Blackout periods and pre-clearance securitieslist.doc

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New Opportunities – Priority Active List

Supervised persons may not, directly or indirectly, purchase any security on the “New Opportunities – Priority Active List” without first obtaining written approval of the Chief Compliance Officer.  Supervised persons should review the New Opportunities – Priority Active List before trading in any security eligible for purchase by Sands Capital for its client accounts. A copy of the New Opportunities Priority Active List is located: O:\Blackout periods and pre-clearance securitieslist.doc

Prohibition on Short-Term Trading Profits

Supervised persons may not profit from the purchase and sale of the same (or equivalent) covered securities within 30 calendar days.  This prohibition does not apply to transactions resulting in a loss.

Gifts

Supervised persons may not accept any gift of more than de minimis value (currently $300 per year) from any person, entity, client or prospective client that does business with or is seeking to do business with Sands Capital.  A gift does not apply to ordinary and usual business entertainment such as an occasional meal, sporting event, theater production or comparable entertainment event so long as it is neither so frequent nor so extensive as to raise any question of propriety.

Directorships

Supervised persons may not serve on the board of directors of any public company without first obtaining written approval of the Chief Compliance Officer.

Exempt Transactions

The prohibitions and restrictions of this Section 4 do not apply to:

(i)	purchases or sales effected in any account over which the supervised person has no direct or indirect influence or control;

(ii)
purchases, sales or other acquisitions of securities which are non-volitional on the part of the supervised person, such as sales from a margin account pursuant to bona fide margin calls, stock dividends, stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions;

(iii)	purchases that are part of an automatic investment plan;

(iv)	purchases effected upon the exercise of rights issued pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer; and

(v)	acquisitions of securities through gifts or bequests.

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5.	REPORTING AND CERTIFICATION REQUIREMENTS

All reports pursuant to this Section 5 shall be made to and reviewed by the Compliance Team.

Duplicate Brokerage Statements

All supervised persons are required to instruct their broker-dealers, banks or other financial services firms to provide (i) duplicate confirmations of all personal transactions in covered securities effected for any account in which they have any direct or indirect beneficial ownership and (ii) periodic statements relating to any such account. (See Attachment C for a form Letter of Instruction for this purpose.)

Initial Holdings Report

No later than 10 days after becoming a supervised person, every supervised person shall report the following information:

(i)
the title and exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount (if applicable) of each covered security in which he or she has any direct or indirect beneficial ownership; or

(ii)	in the event that the supervised person has no beneficial ownership in any covered securities, either a statement to that effect or the word “None” (or similar designation); and

(iii)	the name of any broker, dealer or bank with which the supervised person maintains an account in which any securities are held for his or her direct or indirect benefit; and

(iv)          the date the supervised person submits the report.

The information in an Initial Holdings Report must be current as of a date not more than 45 days prior to the date the person became a supervised person.  (See Attachment D for a copy of the form of Initial Holdings Report.)

Annual Holdings Reports

On or before February 14th of each year, every supervised person shall report the following information:

(i)
the title and exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount (if applicable) of each covered security in which the supervised person has any direct or indirect beneficial ownership (generally, duplicate brokerage statements will be used to satisfy this requirement); or

(ii)	in the event that he or she has no beneficial ownership in any covered securities, either a statement to that effect or the word “None” (or some similar designation); and

(iii)	the name of any broker, dealer or bank with which the supervised person maintains an account in which any securities are held for his or her direct or indirect benefit; and

(iv)	the date the supervised person submits the report.

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The information in an Annual Holdings Report shall be current as of December 31 of the preceding year.
(See Attachment E for a copy of the form of Annual Holdings Report.)

Quarterly Transaction Reports

No later than 30 days after the end of each calendar quarter, every supervised person shall report the following information:

1.	With respect to any transaction during the quarter in a covered security in which the supervised person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership:

(A)
the trade date of the transaction, the title and exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount (if applicable) of each covered security involved;

(B)	the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(C)	the price of the covered security at which the transaction was effected; and

(E)	the name of the broker, dealer or bank with or through which the transaction was effected; or

(F)	in the event there were no such transactions during the quarter, either a statement to that effect or the word “None” (or some similar designation); and

(G)	the date the supervised person submits the report.

2.	With respect to any account established by the supervised person in which any covered securities were held during the quarter for the direct or indirect benefit of the supervised person:

(A)	the name of the broker, dealer or bank with whom the account is established; and

(B)	the date the account was established; or

(C)	in the event there were no such accounts established during the quarter, either a statement to that effect or the word “None” (or some similar designation); and

(D)	the date the supervised person submits the report.

(See Attachment F for a copy of the form of Quarterly Transaction Report.)

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Exceptions To Reporting Requirements

A supervised person need not submit:

(i)	any report with respect to securities held in accounts over which he or she has no direct or indirect influence or control;

(ii)	a transaction report with respect to transactions effected pursuant to an automatic investment plan; or

(iii)
a transaction report if the report would duplicate information contained in broker trade confirmations or account statements that are received by the Compliance Team with respect to such person, so long as the Compliance Team receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter.

Any report required by this Section 5 may contain a statement that the report shall not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

Annual Certifications

All supervised persons shall certify in writing at least annually that (i) they have read and understand, and recognize that they are subject to, this Code; and (ii) they will comply with the requirements of this Code, including reporting all information required to be reported by this Code.  (See Attachment G for the form of Annual Certification.)

Reporting of Code Violations

Each supervised person is required to notify the Chief Compliance Officer promptly if he or she knows of any violation of this Code.  Failure to do so is itself a violation of this Code.  In the event that a matter implicates the Chief Compliance Officer, notice of a violation may be provided to the President or another executive officer of Sands Capital.

Consistent with Sands Capital’s policies, no person or group within Sands Capital shall retaliate, nor shall Sands Capital or any supervised person tolerate any retaliation by any other person or group within the firm, directly or indirectly, against anyone who, in good faith, reports any violation of this Code or provides assistance to management or any other person or group, including any governmental, regulatory or law enforcement body, investigating any violation of this Code.

Sands Capital shall not reveal the identity of any person who reports a violation of this Code and who asks that his or her identity as the person who made such report remain confidential.  Sands Capital shall not make any effort, or tolerate any effort made by any other person or group, to ascertain the identity of any person who reports a violation anonymously, unless (i) such information is required to be disclosed by law or applicable legal process or by applicable securities or commodities exchange, self-regulatory organization, or other rules or regulations; or (ii) disclosure of such information, or ascertaining such identity, is supported by a clear and compelling interest of clients that is sufficient in the particular case to overcome an expectation of anonymity.

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6.	REPORTS TO FUND CLIENTS

Sands Capital shall furnish to the board of directors/trustees of each Reportable Fund, at the direction and timing specified by such boards, but no less frequently than annually, a written report that (i) describes any issues affecting the Reportable Fund arising under this Code or related procedures since the last report, including, but not limited to, information about material violations of this Code or such procedures and the sanctions imposed; and (ii) certifies that Sands Capital has adopted procedures reasonably necessary to prevent its supervised persons from violating this Code.

7.	SANCTIONS

Supervised persons who violate this Code will be subject to such sanctions as deemed necessary and appropriate under the circumstances and in the best interest of clients.  The range of sanctions include a written warning or reprimand, cancellation of trades, disgorgement of profits or sale of positions at a loss, restriction on trading privileges, fines, suspension of employment without pay, termination of employment, and/or referral to regulatory or law enforcement authorities.

8.	RECORDS

Sands Capital shall maintain such records relating to this Code of Ethics, in the manner and as required by Rule 204-2(a)(12) under the Advisers Act and Rules 17f-1(f) and 31a-1(f) under the Investment Company Act.

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Attachment A

BENEFICIAL OWNERSHIP

As used in the Code of Ethics, beneficial ownership is interpreted in the same manner as it would be in determining whether a person is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except that the determination of such ownership applies to all securities.

For the purposes of the Exchange Act, beneficial ownership includes:

(a)	the receipt of benefits substantially equivalent to those of ownership through relationship, understanding, agreement, contract or other arrangements; or

(b)           the power to vest or revest such ownership in oneself at once, or at some future time.

Using the above definition as a broad guideline, the ultimate determination of beneficial ownership will be made in light of the facts of the particular case.  Key factors are the degree of the individual’s ability to exercise discretion to invest in, sell or exercise voting rights of the security, and the ability of the individual to benefit from the proceeds of the security.

1.	Securities Held by Family Members

As a general rule, a person is regarded as having beneficial ownership of a security held in the name of his or her spouse and their minor children.  In the absence of special circumstances, these family relationships ordinarily confer benefits substantially equivalent to ownership.

In addition, absent countervailing facts, it is expected that a security held by a relative who shares the same household as the reporting person will be reported as beneficially owned by such person.

2.	Securities Held by a Company

Generally, ownership of a security of a company does not constitute beneficial ownership with respect to the holdings of the company in the securities of another issuer.  However, an owner of securities in a holding company will be deemed to have beneficial ownership in the holdings of the holding company where:
(a)	the company is merely a medium through which one or several persons in a small group invest or trade in securities; and

   (b)        the company has no other substantial business.

In such cases, the persons who are in a position of control of the holding company are deemed to have beneficial interest in the securities of the holding company.

3.	Securities Held in Trust

Beneficial ownership of securities in a private trust includes:

(a)	the ownership of securities as a trustee where either the trustee or members of his or her immediate family have a vested interest in the income or corpus of the trust;

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(b)           the ownership of a vested beneficial interest in a trust; and

(c)	the ownership of securities as a settlor of a trust in which the settlor has the power to revoke the trust without obtaining the consent of all the beneficiaries.

As used in this section, the “immediate family” of a trustee means:

(a)           a son or daughter of the trustee or a descendent of either;

(b)           a stepson or stepdaughter of the trustee;

(c)           the father or mother of the trustee, or an ancestor of either;

(d)           a stepfather or stepmother of the trustee; and

(e)           a spouse of the trustee.

For the purposes of determining whether any of the foregoing relations exists, a legally adopted child of a person shall be considered a child of such person by blood.

4.	Miscellaneous Issues

Beneficial ownership does not include, however, a person’s interest in portfolio securities held by:

(a)           any holding company registered under the Public Utility Holding Company Act;

(b)           any investment company registered under the Investment Company Act;

(c)	a pension or retirement plan holding securities of an issuer whose employees generally are the beneficiaries of the plan; and

(d)           a business trust with over 25 beneficiaries.

Participation in a pension or retirement plan will result in beneficial ownership of the portfolio securities if plan participants can withdraw and trade the securities without withdrawing from the plan.

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Attachment B

PRE-CLEARANCE REQUEST FORM

Name:		Date:

Transaction Detail: I request prior written approval to execute the following trade:

Buy: □ Sell: □
IPO or Limited Offering:	□ Yes	□ No

Security name:___________________		Security ticker:________________________

No. of shares: ___________________		Estimated Price: _______________________

Disclosure Statement

I hereby represent that, to the best of my knowledge, I (or the registered account holder) (1) have no knowledge of a pending investment action involving the above security, (2) am not in possession of any material nonpublic information concerning the security to which this request relates and (3) am not engaging in any manipulative or deceptive trading activity; and that (4) this transaction does not violate the “Short-Term Trading” prohibition in the Code of Ethics.

I acknowledge that if the Compliance Team in its sole discretion has the right not to approve the trade, and I undertake to abide by the decision of the Compliance Team.

I acknowledge that this authorization is only valid for a period of three (3) business days.

□ By checking this box I acknowledge the above information is true and correct.

Compliance Team Use Only

Approved: □ Disapproved: □

Date:

By:

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Attachment C

FORM LETTER OF INSTRUCTION

Date

Broker/Bank Address

Re:           Staff Member NameAccount Number: #

Dear Sir or Madam:

Please be advised that I am a staff member of Sands Capital Management, LLC, a registered investment adviser.  Please send duplicate statements and trade confirmations of this brokerage account to the attention of:

Sands Capital Management, LLC
Attn:  Compliance Team
1100 Wilson Boulevard Suite 3050 Arlington, VA  22209

This request is made pursuant to Sands Capital’s Code of Ethics.
Thank you for your cooperation.
Sincerely,

Staff Member Name
Title

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Attachment D

Sands Capital Management, LLC	Initial Holdings Report

Name of Staff Member:___________________________	Date Report Due:___________________	(Due 10 Days after hire)
Date Person Became a Supervised Person:_____________	Date Report Submitted: ______________
Information in Report Dated as of: ___________________	(must be a date not more than 45 days prior)

Securities Accounts – Attach copies of all broker/bank statements (not older than 45 days) for all accounts for which you responded “Yes” this accounts holds “covered securities”

Name of Broker, Dealer or Bank	Name(s) on Account	Account Number	Type of Account	Does this Account hold “covered securities”*
Yes or No
Yes or No
Yes or No
Yes or No
Yes or No

IF YOU HAVE NO SECURITIES ACCOUNTS TO REPORT, PLEASE WRITE NON IN THE SPACE ABOVE AND CHECK HERE   □

Covered Securities held outside broker/bank accounts not reported above
Name of Issuer and Title of Covered Security	Number of Shares or Par Value	Ticker or Cusip	Type of Security	Maturity Date and Interest Rate (if applicable)

IF YOU HAD NO COVERED SECURITIES TO REPORT, PLEASE WRITE NONE IN THE SPACE ABOVE AND CHECK HERE   □

IF ALL OF YOUR COVERED SECURITIES ARE HELD IN THE ACCOUNTS REPORTED ABOVE, PLEASE WRITE “SEE ATTACHED” IN THE SPACE ABOVE AND CHECK HERE  □

I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics.

Staff Member Signature	Received by

Date	Date

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Attachment E

Sands Capital Management, LLC	Annual Holdings Report	DATE:

Name of Staff Member:           ________________________________

Securities Accounts
Name of Broker, Dealer or Bank	Name(s) on Account	Account Number	Type of Account	During 2006 this account held “covered securities”*
Yes or No
Yes or No
Yes or No
Yes or No
Yes or No
During 2007, have you held shares in the Constellation Sands Capital Institutional Growth Fund as part of your Sands Capital 401(k) plan?  Yes  □  No  □

IF YOU HAVE NOT HELD OR TRANSACTED IN COVERED SECURITIES, PLEASE CHECK HERE □

IF YOU HAD NO SECURITIES ACCOUNTS TO REPORT, PLEASE WRITE NONE IN THE SPACE ABOVE AND CHECK HERE □

I CERTIFY THAT THE ABOVE LIST IS AN ACCURATE, COMPLETE LIST OF ALL ACCOUNTS IN WHICH SECURITIES ARE HELD, IN WHICH I HAVE A DIRECT OR INDIRECT BENEFICIAL INTEREST.**

Staff Member Signature	Received by

Date	Date

* “Covered security” (as defined in Section 202(a)(18) of the Advisers Act or Section 2(a)(36) of the Investment Company Act) includes notes, bonds, stocks, convertible securities, preferred stock, options on securities, futures on broad-based market indices, exchange-traded Funds (ETF’s), warrants and rights, and shares of closed-end Funds and Reportable Funds (Funds sub-advised by Sands Capital).  It does not include: direct obligations of the Government of the United States, bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and shares issued by money market and other open-end (mutual) Funds.

**Key factors for making the determination of “beneficial interest” are the degree of the individual’s ability to exercise discretion to invest in, sell or exercise voting rights of the security, and the ability of the individual to benefit from the proceeds of the security.  As a general rule, a person is regarded as having beneficial ownership of a security held in the name of his or her spouse or their minor children.  In the absence of special circumstances, these family relationships ordinarily confer benefits substantially equivalent to ownership.  In addition, absent countervailing facts, it is expected that a security held by a relative who shares the same household as the reporting person will be reported as beneficially owned by such person.

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Attachment F

Sands Capital Management, LLC	March 31, 2007	Quarterly Transactions Report

Name of Staff Member:        ________________________________

1.       Have you closed any broker/bank accounts during the last quarter that hold covered securities?  Yes □  No □
(If yes, please fill in the appropriate information below.)

2.       Have you opened any additional broker/bank accounts during the last quarter that hold covered securities?    Yes □  No □
(If yes, please fill in the appropriate information below.)

Open/ Closed	Name of Brokerage Firm/Bank	Account Number	Name on Account	Date Acct Opened/Closed

3.       During the quarter have you purchased any “Reportable Funds” outside of your Sands Capital 401(k) plan or any previously reported broker/bank accounts?  Yes □  No □
(If yes, please fill in the appropriate information below.)

Name of Reportable Fund	Account Number	Name on Account	Date Acct Opened

4.       During the quarter have you purchase or sold any covered securities held outside a broker/bank account? Yes □  No □
(If yes, please fill in the appropriate information below.)

Buy/ Sell	Name of Covered Security (include maturity date and interest rate, if applicable)	Cusip or Ticker Symbol	Number of Share/Principal Amount	Price

I certify that the information reported above is complete, true and correct.

Staff Members Signature	Received by

Date	Date

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Attachment G

SANDS CAPITAL MANAGEMENT, LLC

TO:                                            Compliance Team

FROM (Please Print):

DATE:

SUBJECT:                                                      Annual Compliance Certification

1.	I hereby acknowledge receipt of a copy of Sands Capital’s Code of Ethics.

2.	I have read and understand the Code of Ethics and recognize that I am subject to it.

3.	I hereby declare that I have and will continue to comply with the terms of the Code of Ethics.

Staff Member Signature: _________________________________

Received by: _________________________________

Date: _____________

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